UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2010

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32283	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 5, 2010, QuadraMed Corporation (the “Company”) disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission, the involuntary termination of Steven V. Russell, the Company’s Senior Vice President, Corporate Development, effective January 29, 2010. On February 12, 2010, Mr. Russell executed a Separation Agreement and Release (the “Separation Agreement”) with the Company in connection with this involuntary termination.

The Separation Agreement, dated as of February 5, 2010, includes the following material provisions:

•

Cash severance of $288,750, which is equal to one year of Mr. Russell’s current base salary, payable pursuant to the Company’s payroll schedule over the twelve months following the Termination Date (defined as January 29, 2010);

•

In the event that the Company consummates a transaction that constitutes a Change in Control (as defined in Mr. Russell’s Employment Agreement, which would include the proposed transaction with affiliates of Francisco Partners as previously disclosed by the Company) within 90 days of the Termination Date, Mr. Russell’s cash severance shall be $433,125, which is equal to one year of Mr. Russell’s current base salary plus Mr. Russell’s maximum incentive compensation bonus amount, less any severance amounts paid to Mr. Russell prior to such Change in Control. This amount will be payable pursuant to the Company’s payroll schedule over the twelve months following such Change in Control;

•	Continuation of welfare benefits (other than disability and severance plan benefits) for a period of twelve months after the Termination Date;

•

(i) 15,000 options to purchase shares of the Company’s common stock held by Mr. Russell, all of which have previously vested pursuant to the terms of the Amended and Restated Inducement Stock Option Agreement originally dated November 21, 2005 and amended as of August 8, 2007 between the Company and Mr. Russell are and shall remain exercisable as of the Termination Date until January 29, 2011, and (ii) 85,000 options to purchase shares of the Company’s common stock, all of which shall vest in full as of the Termination Date pursuant to the terms of option plans applicable thereto, and shall remain exercisable until January 29, 2012;

•

Continuation of (i) indemnification rights previously afforded to Mr. Russell prior to the Termination Date under the Company’s organizational documents and that certain Indemnification Agreement between the Company and Mr. Russell, dated as of September 18, 2008 and (ii) coverage under the Company’s directors’ and officers’ insurance policy until December 30, 2015 with respect to acts occurring prior to the Termination Date;

•

Acknowledgement of the post-employment non-solicitation, non-competition, non-disparagement and confidentiality covenants by Mr. Russell as set forth in that certain Proprietary Information and Non-Competition Agreement between the Company and Mr. Russell, executed on November 21, 2005; and

•	Mutual general releases between the Company and Mr. Russell.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to such agreement, the full text of which is filed herewith as Exhibit 99.1, and is incorporated herein by reference in response to Items 1.01 and 1.02, as applicable.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

As discussed above in Item 1.01, on February 12, 2010, Mr. Russell executed the Separation Agreement with the Company, dated as of February 5, 2010, which, among other items, provides for the termination of:

(i)	the Employment Agreement between the Company and Mr. Russell, dated November 21, 2005 and filed with the Securities and Exchange Commission (“SEC”) as Exhibit 99.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on November 28, 2005; and

(ii)	the Amendment of Employment Agreement between the Company and Mr. Russell, dated March 26, 2008 and filed with the SEC as Exhibit 99.5 to the Company’s Current Report on Form 8-K on April 1, 2008; and

(together, the “Employment Agreements”), excluding those provisions of the Employment Agreements that by their terms survive termination. The Separation Agreement provides for each of the severance payments, post-termination benefits and conditions specified in the Employment Agreements. A description of the material terms of the Separation Agreement is provided above in Item 1.01, which is incorporated herein by reference in response to this Item 1.02.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit 99.1	Separation Agreement and Release dated as of February 5, 2010, between Steven V. Russell and QuadraMed Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2010

QuadraMed Corporation

/S/ DAVID L. PIAZZA
David L. Piazza Executive Vice President, Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Separation Agreement and Release dated as of February 5, 2010, between Steven V. Russell and QuadraMed Corporation.

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